Exhibit 23(b)


                                 STOEL RIVES LLP
                            -------------------------
                                    ATTORNEYS
                            STANDARD INSURANCE CENTER
                               900 SW FIFTH AVENUE
                                   SUITE 2600
                           PORTLAND, OREGON 97204-1268
                              Phone (503) 224-3380
                               Fax (503) 220-2480


October 4, 2002

Northwest Natural Gas Company
One Pacific Square
220 NW Second Avenue
Portland, Oregon 97209

Attention: Mark S. Dodson, Esq., General Counsel

     We hereby authorize and consent to the reference to Stoel Rives LLP in the section captioned "Experts" contained in the Registration Statement of Northwest Natural Gas Company on Form S-3, as filed on or about the date hereof.


                                          /s/ Stoel Rives

                                          STOEL RIVES LLP